                              TRUCK LEASE AGREEMENT

     This TRUCK LEASE AGREEMENT ("Agreement") made as of July 1, 1997, by and between NEUMAN DISTRIBUTORS, INC., a New Jersey corporation ("NDI") and DRUG GUILD DISTRIBUTORS, INC., a New Jersey corporation ("DGD").

     WHEREAS, pursuant to that certain Asset Purchase Agreement, by and among DGD, NDI and Neuman Health Services, Inc., a New Jersey corporation ("Neuman"), dated as of July 1, 1997 ("Asset Purchase Agreement"), NDI has purchased certain of the assets of DGD ("Assets"); and

     WHEREAS, DGD is the owner of certain motor vehicles, more particularly described on Exhibit A attached hereto, which are not part of the Assets purchased by NDI under the Asset Purchase Agreement ("DGD Vehicles"); and

     WHEREAS, NDI desires to lease from DGD the DGD Vehicles;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, DGD and NDI, intending to be legally bound, hereby agree as follows.

     SECTION 1. LEASE OF DGD VEHICLES.

     1.1 Lease. DGD hereby rents and leases to NDI, and NDI hereby rents and leases from DGD, the DGD Vehicles for the Term set forth below.

     1.2 Term of Lease. The term of the lease under this Agreement shall be for a term of thirty (30) days commencing upon the date hereof, and shall automatically be renewed for additional thirty (30) day periods if on the last day of such 30 day period or any subsequent 30 day period Meadow Trucking, Inc. has not received its license as a common carrier ("Term").

     1.3 Consideration. As consideration for the lease of the DGD Vehicles, NDI agrees to pay to DGD, on the first day of each month, in advance, the sum of $30,417. DGD presently supplements its own vehicles availability by leasing, on a short-term basis, additional vehicles from outside leasing companies. To the extent that these short-term vehicle leases are paid by DGD, rather than NDI, DGD will invoice these extra costs at DGD's cost and provide a supporting copy of the outside leasing company's invoice. NDI agrees to pay such invoices over and above the consideration set forth above which they have agreed to pay.

     1.4 Status of DGD Vehicles. During the Term of this Agreement, the DGD Vehicles shall remain the personal property of DGD. NDI shall have no right or interest in the DGD Vehicles other than the right to use the DGD Vehicles under the terms of this Agreement.

     1.5 Protection of DGD Vehicles. (a) During the Term, NDI shall keep and maintain the DGD Vehicles in good condition and working order, shall use,

operate and maintain the DGD Vehicles in conformity with all laws and regulations relating to the DGD Vehicles' ownership, possession, use and maintenance, shall keep the DGD Vehicles free and clear of all liens, encumbrances and claims, shall pay all costs and expenses of every character occasioned by or arising out of the use and maintenance of the DGD Vehicles, and, on expiration or termination of this Agreement, NDI shall, at NDI's cost, immediately return the DGD Vehicles to DGD in the same condition as received, reasonable wear, tear and depreciation resulting from proper use thereof alone excepted.

     1.6 Insurance. NDI assumes the entire risk of loss, theft, or damage to the DGD Vehicles during the Term, whether or not covered by insurance, and no such loss, theft, or damage shall relieve NDI of its obligations hereunder except as otherwise specifically set forth in this Agreement. While the DGD Vehicles are in the possession or control of NDI, NDI agrees, at its own cost and expense, to keep the DGD Vehicles insured to protect all interests of DGD, against all risks of loss, theft, or damage from every cause whatsoever for not less than the replacement value of the DGD Vehicles.

     1.7 Loss, Theft, Damage. In the event of loss, theft or damage to the DGD Vehicles in whole or in part, NDI shall promptly so notify DGD and, at DGD's option, shall:

     (a) restore such DGD Vehicles to good condition and working order; or

     (b) if any item of DGD Vehicles is beyond repair, pay to DGD, within ten
(10) days of such notification, the loss value thereof which shall be an amount equal to the value of the item of DGD Vehicles on the date of loss, and upon such payment this Agreement shall terminate with respect to the item of DGD Vehicles so paid for and NDI shall thereupon become the owner thereof. The obligations of NDI pursuant to this Section 1.7 shall be offset to the extent that any insurance proceeds are received by DGD with respect to the subject DGD Vehicles.

     1.8 Default. Any of the following events or conditions shall constitute an event of default of NDI under this Agreement:

     (a) Default in the payment of any sums due hereunder for a period of ten
(10) days after the same becomes due;

     (b) If any writ or order of attachment, execution or other legal access against NDI is levied on any or all DGD Vehicles and not released or satisfied within ten days; or

     (c) Any other breach of any material term or condition of this Agreement.

     1.9 Remedies. Upon the happening of any event of default as set forth in
Section 1.8 above, DGD shall have the right to do any or all of the following without demand or notice of any kind:

     (a) Declare due, sue for, and receive from NDI the sum of all amounts due and owing under this Agreement;

     (b) Terminate this Agreement as to any or all DGD Vehicles; or

     (c) Pursue any other remedies at law or in equity.

     1.10 Concurrent Remedies. The rights granted to DGD under Section 1.9 hereof shall be cumulative and not alternative and action on one shall not be deemed to constitute an election or waiver of any other right to which DGD may be entitled.

     SECTION 2. MISCELLANEOUS.

     2.1 Notices. All notices relating to this Agreement shall be delivered in person to an officer of DGD or NDI or shall be mailed certified or registered or sent by facsimile (answerback received) to DGD or NDI at its respective address shown below or at any other address hereinafter furnished by notice given in like manner:

                  If to DGD:            Drug Guild Distributors, Inc.
                                        350 Meadowlands Parkway
                                        Secaucus, New Jersey 07094
                                        Attention: Harold Blumenkrantz
                                        Facsimile: (201) 348-0874

                  with a copy to:       Scheichet & Davis, P.C.
                                        505 Park Avenue, 20th Floor
                                        New York, New York 10022
                                        Attention: David I Scheichet, Esq.
                                        Facsimile: (212) 371-7634

                  If to NDI:            Neuman Distributors, Inc.
                                        175 Railroad Avenue
                                        Ridgefield, New Jersey 07657
                                        Attention: Mr. Anthony A. Bonelli
                                        Facsimile: (201) 941-6327
                  with a copy to:       Kelley Drye & Warren LLP
                                        101 Park Avenue
                                        New York, New York 10178
                                        Attention: George J. Marchese, Esq.
                                        Facsimile: (212) 808-7897


All notices so delivered shall be deemed given when received by the addressee.

     2.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties and may not be modified except by an instrument signed by the parties.

     2.3 Further Assurances. Each of NDI and DGD shall, upon request of the other party, take all actions and execute and deliver all such documents as shall be reasonably necessary or desirable to effectuate the purpose and intent of this Agreement.

     2.4 Severability. If any provision of this Agreement is prohibited by law in any applicable jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     2.5 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

     (a) This instrument shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (b) Each of NDI and DGD hereby irrevocably (i) agrees that any suit, action or other legal proceeding brought by or on behalf of the other party, its successors or assignees, arising out of or relating to this Agreement may be brought in a court of record in the State of New Jersey or in the courts of the United States of America located in the State of New Jersey, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding and
(iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     (c) Nothing in this Section 2.5 shall affect the right of NDI or DGD to serve legal process in any other manner permitted by law or affect the right of DGD, its successors, or assignees to bring any suit, action or proceeding against the other party or the property of such other party in the courts of any other jurisdiction.

     (d) Each of NDI and DGD hereby knowingly, voluntarily, and intentionally waive any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement.

     2.6 Headings. Headings in this instrument are for convenience only and shall not be used to interpret or construe its provisions.

     2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


     2.8 Effect of Agreement; Binding Nature; Assignment. The respective rights of NDI and DGD under this Agreement are cumulative and not alternative. NDI may not assign its rights or obligations under this Agreement without the prior written consent of DGD. The provisions of this Agreement shall be binding upon and inure to the benefit of DGD and NDI and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        NEUMAN DISTRIBUTORS, INC.

                                        By: /s/ Philip A. Piscopo
                                            -----------------------------------
                                        Name:  Philip A. Piscopo
                                        Title: Executive Vice President

                                        DRUG GUILD DISTRIBUTORS, INC.

                                        By: /s/ Harold Blumenkrantz
                                            -----------------------------------
                                        Name:  Harold Blumenkrantz
                                        Title: President

                                    EXHIBIT A

                                 (DGD Vehicles)

            Vehicle                              Vehicle
           Description                           I.D. Number
           -----------                           -----------